SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 5, 2007
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32878 (Commission File Number)	75-2896356 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
Registrant’s telephone number, including area code 214-765-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 5, 2007, Penson Worldwide, Inc. (the “Company”) entered into the Third Amendment (the “Amendment”) to its Credit Agreement, dated as of May 26, 2006 (the “Credit Agreement”), with Guaranty Bank, as Administrative Agent, Swing Line Lender, Arranger and Letter of Credit Issuer, Wachovia Bank, N.A., as Documentation Agent, and the other lenders party thereto, as amended by the First Amendment between the Company and Guaranty Bank dated as of September 29, 2006 and the Second Amendment between the Company and Guaranty Bank dated as of February 16, 2007. The Amendment, among other things, revises the covenant in the Credit Agreement that restricts investments the Company is permitted to make. The Amendment allows the Company or its subsidiaries to acquire a non-controlling interest in a business so long as no individual investment exceeds $5,000,000 and investments in any fiscal year do not exceed $20,000,000 in the aggregate. The Amendment also allows the Company to purchase in a singular transaction a non-controlling equity interest in a specified entity. The currently contemplated transaction will not reduce the $20,000,000 aggregate investment amount.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.

Date: April 10, 2007	/s/ Philip A. Pendergraft

Name: Philip A. Pendergraft
Title: Chief Executive Officer